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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)      August 19, 1998
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                         L-3 Communications Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                                   13-3937436
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    (Commission File Number)            (IRS Employer Identification No.)

600 Third Avenue, New York, New York                                 10016
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(Address of Principal Executive Offices)                           (Zip Code)

                                 (212) 697-1111
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              (Registrant's Telephone Number, Including Area Code)
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Item 2  Acquisition of Assets

       L-3 Communications acquired the stock of SPD Technologies, Inc. ("SPD") on August 13, 1998 for $230 million subject to adjustment based on closing adjusted net assets, as defined. The acquisition was financed with cash on hand and borrowings under the Company's senior credit facilities. In 1997, SPD had pro forma sales of approximately $170 million. SPD is a leader in providing state-of-the-art, mission-critical electronics and electrical power products and subsystems for the U.S. Navy and many domestic and international customers.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     a. The Registrant will file the audited financial statements of SPD under cover of Form 8-K/A not later than 60 days after this Report on Form 8-K is required to be filed.

     b. The Registrant will file the required pro forma financial information under cover of Form 8-K/A not later than 60 days after this Report on Form 8-K is required to be filed.

     c.     Exhibits

            The Registrant will file the Amended and Restated Agreement and Plan of Merger dated as of August 13, 1998 by and among L-3 Communications Corporation, SPD Merger Co., SPD Technologies, Inc. and Midmark Capital, L.P., under cover of Form 8-K/A not later than 60 days after this Report on Form 8-k is required to be filed.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         L-3 COMMUNICATIONS CORPORATION
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                                         Registrant


Date August 18, 1998                 By: /s/ Robert V. LaPenta
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